COMPOSITE CONFORMED COPY






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                             MERIX CORPORATION






           $40,000,000 7.92% Senior Notes due September 15, 2003








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                          NOTE PURCHASE AGREEMENT

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                          Dated September 10, 1996




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
                             TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

1.   AUTHORIZATION OF NOTES.................................................  1

2.   SALE AND PURCHASE OF NOTES.............................................  1

3.   CLOSING................................................................  2

4.   CONDITIONS TO CLOSING..................................................  2
     4.1.     Representations and Warranties................................  2
     4.2.     Performance; No Default.......................................  2
     4.3.     Officer's Certificate; Additional Documents...................  3
     4.4.     Opinions of Counsel...........................................  3
     4.5.     Purchase Permitted By Applicable Law, etc.....................  3
     4.6.     Sale of Other Notes...........................................  4
     4.7.     Payment of Special Counsel Fees...............................  4
     4.8.     Private Placement Number......................................  4
     4.9.     Changes in Corporate Structure................................  4
     4.10.    Proceedings and Documents.....................................  4

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................  4
     5.1.     Organization; Power and Authority; Solvency...................  5
     5.2.     Authorization, etc............................................  5
     5.3.     Disclosure....................................................  5
     5.4.     No Subsidiaries...............................................  6
     5.5.     Financial Statements, etc.....................................  6
     5.6.     Compliance with Laws, Other Instruments, etc..................  6
     5.7.     Consents, Authorizations, etc.................................  6
     5.8.     Litigation; Observance of Agreements, Statutes and Orders.....  7
     5.9.     Taxes.........................................................  7
     5.10.    Title to Property; Leases.....................................  7
     5.11.    Licenses, Permits, etc........................................  8
     5.12.    ERISA.........................................................  8
     5.13.    Private Offering; Brokers.....................................  9
     5.14.    Use of Proceeds; Margin Regulations; Ranking of Notes.........  9
     5.15.    Schedule of Debt, Liens and Affiliates; Defaults; Liens, etc.. 10
     5.16.    Foreign Assets Control Regulations, etc....................... 10
     5.17.    Status under Certain Statutes................................. 11
     5.18.    Environmental Matters......................................... 11
     5.19.    Labor Relations, Suppliers, Distributors and Customers........ 11

6.   REPRESENTATIONS OF THE PURCHASER....................................... 12
     6.1.     Purchase for Investment....................................... 12
     6.2.     Source of Funds............................................... 12

7.   INFORMATION AS TO THE COMPANY AND ITS SUBSIDIARIES..................... 13
     7.1.     Financial and Business Information............................ 13
     7.2.     Officer's Certificate......................................... 17
     7.3.     Inspection.................................................... 18

8.   PREPAYMENT OF THE NOTES................................................ 18
     8.1.     Required Prepayments.......................................... 18
     8.2.     Optional Prepayments with Make-Whole Amount................... 19
     8.3.     Allocation of Partial Prepayments............................. 19
     8.4.     Maturity; Surrender........................................... 19
     8.5.     Purchase of Notes............................................. 20
     8.6.     Make-Whole Amount............................................. 20

9.   AFFIRMATIVE COVENANTS.................................................. 21
     9.1.     Compliance with Law........................................... 21
     9.2.     Insurance..................................................... 22
     9.3.     Maintenance of Properties..................................... 22
     9.4.     Payment of Taxes and Claims................................... 22
     9.5.     Corporate Existence, etc...................................... 23
     9.6.     Further Assurances............................................ 23

10.  NEGATIVE COVENANTS..................................................... 23
     10.1.    Transactions with Affiliates.................................. 23
     10.2.    Merger, Consolidation, etc.................................... 24
     10.3.    Liens......................................................... 25
     10.4.    Interest Charges Coverage Ratio............................... 27
     10.5.    Consolidated Net Worth........................................ 27
     10.6.    Limitations on Debt........................................... 27
     10.7.    Disposition of Certain Assets................................. 28

11.  EVENTS OF DEFAULT...................................................... 29

12.  REMEDIES ON DEFAULT, ETC............................................... 31
     12.1.    Acceleration.................................................. 31
     12.2.    Other Remedies................................................ 32
     12.3.    Rescission.................................................... 32
     12.4.    No Waivers or Election of Remedies, Expenses, etc............. 33

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................... 33
     13.1.    Registration of Notes......................................... 33
     13.2.    Transfer and Exchange of Notes................................ 33

     13.3.    Replacement of Notes.......................................... 34

14.  PAYMENTS ON NOTES...................................................... 35
     14.1.    Place of Payment.............................................. 35
     14.2.    Home Office Payment........................................... 35

15.  EXPENSES, ETC.......................................................... 35
     15.1.    Transaction Expenses.......................................... 35
     15.2.    Survival...................................................... 36

17.  AMENDMENT AND WAIVER................................................... 36
     17.1.    Requirements.................................................. 36
     17.2.    Solicitation of Holders of Notes.............................. 37
     17.3.    Binding Effect, etc........................................... 37
     17.4.    Notes Held by Company, etc.................................... 38

18.  NOTICES................................................................ 38

19.  REPRODUCTION OF DOCUMENTS.............................................. 39

20.  CONFIDENTIAL INFORMATION............................................... 39

21.  SUBSTITUTION OF PURCHASER.............................................. 40

22.  MISCELLANEOUS.......................................................... 41
     22.1.    Successors and Assigns........................................ 41
     22.2.    Payments Due on Non-Business Days............................. 41
     22.3.    Severability.................................................. 41
     22.4.    Construction.................................................. 41
     22.5.    Counterparts; Headings........................................ 41
     22.6.    Governing Law................................................. 42
     22.7.    Consent to Jurisdiction....................................... 42
     22.8.    Waiver of Jury Trial.......................................... 42
     22.9.    Rule 144A..................................................... 43

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
      SCHEDULE A        --   Information Relating to Purchasers

      SCHEDULE B        --   Defined Terms

      SCHEDULE 3        --   Wire Instructions

      SCHEDULE 4.3      --   Additional Documents

      SCHEDULE 5.3      --   Exceptions to Disclosure Materials

      SCHEDULE 5.5      --   Financial Statements

      SCHEDULE 5.7      --   Consents, Authorizations, etc.

      SCHEDULE 5.11     --   Licenses, Permits, etc.

      SCHEDULE 5.14     --   Use of Proceeds

      SCHEDULE 5.15     --   Debt, Liens, Affiliates and Transactions
                             with Affiliates

      SCHEDULE 7.2(c)   --   Information as to New Subsidiaries

                             *    *    *    *    *

      EXHIBIT 1         --   Form of 7.92% Senior Note due September 15, 2003

      EXHIBIT 4.4(a)    --   Form of Opinion of Counsel for the Company

      EXHIBIT 4.4(b)    --   Form of Opinion of Special Counsel for
                             the Purchasers

                             MERIX CORPORATION
                              1521 Poplar Lane
                         Forest Grove, Oregon 97116



           $40,000,000 7.92% SENIOR NOTES DUE SEPTEMBER 15, 2003



                                                         September 10, 1996


TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          MERIX CORPORATION, an Oregon corporation (the "COMPANY"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES

          The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 7.92% Senior Notes due September 15, 2003 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). Interest on the Notes is payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 1997. In no event shall the amount paid or agreed to be paid by the Company as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto. The Notes shall be substantially in the form attached as Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount(s) specified opposite your name in Schedule A at the purchase price of 100% of the principal amount(s) thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in

Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount(s) specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.   CLOSING

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, at a closing (the "CLOSING") on September 10, 1996 or on such other Business Day thereafter on or prior to September 30, 1996 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you dated the date of the Closing and in the denomination(s) and registered in the name(s) specified on that portion of Schedule A applicable to you, against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the wire instructions listed on Schedule 3. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1. REPRESENTATIONS AND WARRANTIES

          The representations and warranties of the Company in this Agreement and the other Operative Documents shall be correct when made and at the time of the Closing.

4.2. PERFORMANCE; NO DEFAULT

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the other Operative Documents required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) (a) no Default or Event of Default shall have occurred and be continuing and (b) no event shall have occurred and no condition shall exist which has had a Material Adverse Effect.

4.3. OFFICER'S CERTIFICATE; ADDITIONAL DOCUMENTS

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Additional Documents. The Company shall have delivered, or caused to be delivered, to you the items listed on Schedule 4.3, each of which shall be in form and substance reasonably satisfactory to you.

4.4. OPINIONS OF COUNSEL

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing from (a) Stoel Rives LLP, counsel for the Company, covering the matters listed on Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you) and
(b) Choate, Hall & Stewart, your special counsel in connection with such transactions, substantially in the form attached as Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to so-called "basket" provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6. SALE OF OTHER NOTES

          Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7. PAYMENT OF SPECIAL COUNSEL FEES

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8. PRIVATE PLACEMENT NUMBER

          A private placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9. CHANGES IN CORPORATE STRUCTURE

          The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements listed on Schedule 5.5.

4.10. PROCEEDINGS AND DOCUMENTS

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to you that, as of the date hereof:

5.1. ORGANIZATION; POWER AND AUTHORITY; SOLVENCY

          The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute, deliver and perform the Operative Documents to which it is a party. The Company is Solvent.

5.2. AUTHORIZATION, ETC.

          Each of the Operative Documents to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company, and constitutes, or upon execution and delivery thereof will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. DISCLOSURE

          The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), has delivered to you and each Other Purchaser a copy of the Private Placement Memorandum, dated July 1996 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed on Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since May 25, 1996, there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate have not had, and could not reasonably be expected to have, a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein.

5.4. NO SUBSIDIARIES

          The Company does not have and has never had any Subsidiaries.

5.5. FINANCIAL STATEMENTS, ETC.

          The Company has delivered to you copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of the Operative Documents to which it is a party will not (a) assuming the application of the proceeds of the sale of the Notes in the manner set forth in Schedule 5.14, contravene, result in any breach of, constitute a default under, result in the creation of any Lien in respect of any property of the Company under, or give any other Person the right to require the Company to purchase or repay any Debt under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

5.7. CONSENTS, AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Operative Documents to which it is a party, other than those listed on Schedule 5.7, all of which have been obtained and are unconditional, in full force and effect and not subject to appeal or review.

5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) The Company is not in default under any term of any agreement or instrument to which it is a party or by which it (or any of its properties) is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9. TAXES

          The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or any of its properties, assets, income, receipts, franchises or sales, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments
(a) the amount of which is not individually or in the aggregate Material or
(b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes and assessments for all fiscal periods are adequate. The Federal income tax liability of the Company has been determined by the Internal Revenue Service and paid for all fiscal years of the Company up to and including the fiscal year ended May 27, 1995. The Company has not executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities.

5.10. TITLE TO PROPERTY; LEASES

          The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on
Schedule 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11. LICENSES, PERMITS, ETC

          Except as listed on Schedule 5.11, (a) the Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others; (b) to the best knowledge of the Company, no product or service of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.

5.12. ERISA

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under

Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13. PRIVATE OFFERING; BROKERS

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act. Neither the Company nor anyone acting on its behalf has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Notes other than Merrill Lynch or is under any obligation to pay any brokers' fee, finders' fee or commission in connection therewith, other than a fee to Merrill Lynch, which fee is the obligation solely of the Company.

5.14. USE OF PROCEEDS; MARGIN REGULATIONS; RANKING OF NOTES

          (a) The Company will apply the proceeds of the sale of the Notes on the date of the Closing as set forth in Schedule 5.14, and any remaining balance will be used for general corporate purposes of the Company.

          (b) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), for the purpose of reducing or retiring any Debt which was originally incurred to buy or carry any margin stock, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR
224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the assets of the Company, and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

          (c) The Notes shall rank pari passu with all other senior unsecured Debt of the Company.

5.15. SCHEDULE OF DEBT, LIENS AND AFFILIATES; DEFAULTS; LIENS, ETC.

          (a) Schedule 5.15 sets forth a complete and correct list of (i) all Debt of the Company to be outstanding immediately following the Closing (other than that evidenced by the Notes); (ii) all Liens to which any of the properties of the Company will be subject immediately following the Closing (other than those of the kind described in clauses (a), (b), (d), (e), (g), (h) and (i) of Section 10.3); and (iii) all Affiliates of the Company and a description of all transactions involving more than $250,000 with such Affiliates (other than Tektronix, Inc.) which were consummated during the 12-month period ended on the date hereof or which the Company is now obligated or now intends to consummate at any time in the future.

          (b) The Company is not in default and no waiver of default is currently in effect in the payment of any principal of or interest on or other amount due in respect of any Debt of the Company, and no event or condition exists with respect to any Debt of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt (or any payment in respect thereof) to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (c) Except as disclosed in Schedule 5.15, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof nor the consummation of the transactions contemplated hereby will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B,

Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17. STATUS UNDER CERTAIN STATUTES

          The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

5.18. ENVIRONMENTAL MATTERS

          (a) The Company has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any real properties now or formerly owned, leased, operated or used by it or any other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

          (b) The Company has no knowledge of any facts which would give rise to any claim, public or private, of any violation of or any liability under Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased, operated or used by it or to any other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

          (c) The Company has not stored any Hazardous Materials on real properties now or formerly owned, leased, operated or used by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

          (d) All buildings on all real properties now owned, leased, operated or used by the Company are in compliance with applicable
Environmental Laws, except, in each case, where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19. LABOR RELATIONS, SUPPLIERS, DISTRIBUTORS AND CUSTOMERS

          No dispute involving employees of the Company or its relationships with such employees has had, or could reasonably be expected to have, a Material Adverse Effect. The relationships with the suppliers to and distributors for and customers of the Company are satisfactory commercial working relationships and, during the 12-month period ended on the date hereof, no such supplier, distributor or customer has cancelled or otherwise terminated its relationship with or decreased its services, supplies or materials to or its usage or purchase of the services or products of the Company in a manner which has had, or could reasonably be expected to have, a Material Adverse Effect. The Company is not aware of any intention of any such supplier, distributor or customer to take any such action.

6.   REPRESENTATIONS OF THE PURCHASER

6.1. PURCHASE FOR INVESTMENT

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

6.2. SOURCE OF FUNDS

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as you have disclosed to the Company in writing pursuant to this clause (a), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

          (b) the Source is a separate account of an insurance company maintained by you in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
     (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued

     July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

          (e) the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN",
"GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM EXEMPTION" means PTE 84-14 (issued March 13, 1984).

7.   INFORMATION AS TO THE COMPANY AND ITS SUBSIDIARIES.

7.1. FINANCIAL AND BUSINESS INFORMATION

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and prepared in accordance with GAAP applicable to quarterly financial statements generally, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this
     Section 7.1(a);

          (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) consolidated and, at such time as the Company has any Subsidiaries, consolidating balance sheets of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, shareholders' equity and cash flows of the Company and, at such time as the Company has any Subsidiaries, consolidating statements of income of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

               (A) an opinion on such consolidated financial statements of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Persons being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a letter of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's letter described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) (other than the requirement to deliver consolidating financial statements); provided further, that the consolidating financial statements to be delivered pursuant to this Section 7.1(b) may be the financial statements used by the Company in the preparation of the consolidated financial statements of the Company and its Subsidiaries;

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Institutional Investor), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default, Event of Default and/or Material Adverse Effect -- promptly, and in any event within five Business Days, after a Responsible Officer becomes aware (i) of the existence of any Default or Event of Default, (ii) that any Person has given any notice or taken any action with respect to a claimed default hereunder or
     (iii) that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and the action, if any, that the Company and/or any of its Subsidiaries is taking and/or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature and period of existence thereof and the action, if any, that the Company and/or any of the ERISA Affiliates is taking and/or proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authorities -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company or any of its Subsidiaries to perform its obligations under the Operative Documents to which it is a party as from time to time may be reasonably requested by any such holder of Notes.

7.2. OFFICER'S CERTIFICATE

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3, 10.4, 10.5 and
     10.6 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

          (b) Financial Statements; Events of Default -- a certification that:

               (i) such financial statements (A) have been prepared in accordance with GAAP and (B) fairly present, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows as at the end of and for the quarterly or annual period covered by such statements (subject, in the case of the quarterly and consolidating financial statements, to the omission of footnotes and to changes resulting from normal year-end adjustments); and

               (ii) such officer has reviewed the relevant terms of the Operative Documents and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and the action, if any, that the Company and/or any of its Subsidiaries is taking and/or proposes to take with respect thereto;

          (c) Additional Subsidiaries -- if there shall exist any Subsidiary of the Company as of the date of such certificate which did not exist as of the date of the last certificate delivered pursuant to this Section 7.2, as to each such Subsidiary, the information called for by Schedule 7.2(c) and containing a brief description of the nature of each such Subsidiary's business.

7.3. INSPECTION

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES

8.1. REQUIRED PREPAYMENTS

          On September 15, 1999 and on each September 15 thereafter to and including September 15, 2003, the Company will prepay $8,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to
Section 8.2 or purchase of the Notes permitted by Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part (in an integral multiple of $500,000 and a minimum of $4,000,000 or such lesser amount as shall then be outstanding), of the Notes, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. ALLOCATION OF PARTIAL PREPAYMENTS

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4. MATURITY; SURRENDER

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. PURCHASE OF NOTES

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6. MAKE-WHOLE AMOUNT

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
     Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the applicable display on the Bloomberg Financial Markets Service for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported on or before the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release

     H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by interpolating linearly between (x) the actively traded U.S. Treasury bond with the maturity closest to and greater than the Remaining Average Life and (y) the actively traded U.S. Treasury bond with the maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.   AFFIRMATIVE COVENANTS

          The Company covenants that from and after the date hereof so long as any of the Notes are outstanding:

9.1. COMPLIANCE WITH LAW

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and ERISA, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2. INSURANCE

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3. MAINTENANCE OF PROPERTIES

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. PAYMENT OF TAXES AND CLAIMS

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income, receipts, franchises or sales, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5. CORPORATE EXISTENCE, ETC.

          Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.6. FURTHER ASSURANCES

          From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as the Required Holders may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents.

10.  NEGATIVE COVENANTS

          The Company covenants that from and after the date hereof so long as any of the Notes are outstanding:

10.1. TRANSACTIONS WITH AFFILIATES

          The Company will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Wholly-Owned Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided that nothing herein shall prohibit the Company from performing those agreements heretofore entered into with Tektronix, Inc. and described in Schedule 5.15.

10.2. MERGER, CONSOLIDATION, ETC

          The Company will not consolidate with or merge into any other Person or Transfer all or substantially all of its property in a single transaction or series of transactions to any Person, provided that the foregoing restriction does not apply to the consolidation or merger of the Company with or into, or the Transfer of all or substantially all of its property in a single transaction or series of transactions to, any other Person so long as:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires as a result of such Transfer all or substantially all of the property of the Company, as the case may be (the "SUCCESSOR CORPORATION"), shall be a Solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof;

          (b) if the Company is not the Successor Corporation, the Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Operative Documents (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are legal, valid and binding obligations of such Successor Corporation enforceable against it in accordance with their respective terms and covering such other matters as the Required Holders may reasonably request; and

          (c) immediately after giving effect to such transaction (i) no Default or Event of Default would exist and (ii) the Company or the Successor Corporation, as the case may be, would be able to incur at least $1.00 of additional Debt under Section 10.6(a)(iv).

No such Transfer by the Company shall have the effect of releasing the Company or any Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or any of the other Operative Documents.

10.3. LIENS

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

          (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 9.4;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 9.4;

          (c) any attachment or judgment Lien or Liens, unless the judgment or judgments secured thereby constitute a Default or an Event of Default;

          (d) Liens (other than any Lien imposed by ERISA or any Environmental Law) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or
(ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (e) leases or subleases granted to others, easements, rights-of-way, reservations, restrictions and other similar charges or encumbrances (including any minor survey exceptions and zoning restrictions), in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (f) Liens existing on the date of this Agreement and referred to on Schedule 5.15 and any Lien renewing, extending or refunding any such existing Lien, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased and the maturity thereof is not reduced, (ii) such Lien is not extended to any other property and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist;

          (g) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of assets (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that:

               (i) any such Lien shall extend solely to such assets (or any improvement thereon) so acquired or constructed,

               (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed the fair market value of the assets (or any improvement thereon) so acquired or constructed, and

               (iii) any such Lien shall be created contemporaneously with, or within 120 days after, the acquisition or construction of such assets (or any improvement thereon);

          (h) any Lien existing on any tangible property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any tangible property acquired by the Company or any Subsidiary at the time such tangible property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of tangible property, (ii) any such Lien shall extend solely to the tangible property so acquired and (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed the fair market value of such tangible property;

          (i) Liens on property of the Company or any of its Subsidiaries securing Debt owing to the Company or to any Wholly-Owned Subsidiaries;

          (j) other Liens not otherwise permitted by paragraphs (a) through
(i), provided that the aggregate principal amount of Debt secured by all Liens incurred pursuant to this paragraph (j), together with the aggregate principal amount of all Debt of Subsidiaries incurred pursuant to Section 10.6(a)(iii), shall at no time exceed 10% of Consolidated Net Worth.

          For the purposes of this Section 10.3, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

10.4. INTEREST CHARGES COVERAGE RATIO

          The Company will not permit the ratio, as of the end of any fiscal quarter of the Company, of (a) Consolidated Income Available for Interest Charges for the period of the four consecutive fiscal quarters then ended to (b) Interest Charges for the period of the four consecutive fiscal quarters then ended, to be less than 2.00 to 1.00.

10.5. CONSOLIDATED NET WORTH

          The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $50,000,000 plus (b) an aggregate amount equal to 50% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter of the Company beginning with the fiscal quarter ended August 31, 1996.

10.6. LIMITATIONS ON DEBT

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, be liable or create, incur, assume, guarantee or otherwise become liable with respect to, any Debt other than:

          (i) Debt evidenced by the Notes;

          (ii) Debt outstanding on the date hereof and disclosed on
     Schedule 5.15 and any extension, renewal or refunding of such Debt, provided that, on the date of any such extension, renewal or refunding and immediately after giving effect thereto and to the concurrent retirement of any other Debt:

               (A) no Default or Event of Default exists;

               (B) the principal amount of the Debt which is to be extended, renewed or refunded is not increased; and

               (C) the maturity of the Debt which is to be extended, renewed or refunded is not reduced;

          (iii) Debt incurred by any Wholly-Owned Subsidiary in addition to that otherwise permitted by this Section 10.6, provided that, on the date of any such incurrence and immediately after giving effect thereto and to the concurrent retirement of any other Debt:

               (A) no Default or Event of Default exists; and

               (B) the total amount of all Debt of the Wholly-Owned Subsidiaries of the Company (except Debt owed to the Company or to a Wholly-Owned Subsidiary) and all Debt of the Company and/or any of its Wholly-Owned Subsidiaries secured by Liens of the kind described in clause (j) of Section 10.3, does not exceed 10% of the Consolidated Net Worth;

          (iv) Debt incurred by the Company in addition to that otherwise permitted by this Section 10.6, provided that, on the date of any such incurrence and immediately after giving effect thereto and to the concurrent retirement of any other Debt:

               (A) no Default or Event of Default exists; and

               (B) Consolidated Debt does not exceed 50% of Consolidated Total Capitalization;

          (v) Debt incurred by the Company pursuant to a $30,000,000 committed line of credit facility with Bank of America Northwest, N.A., as agent for the lenders; and

          (vi) Debt owed to the Company or to a Wholly-Owned Subsidiary.

          (b) For purposes of this Section 10.6, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

10.7. DISPOSITION OF CERTAIN ASSETS.

          Except as permitted under Section 10.2, the Company will not Transfer all or substantially all of its facilities currently located in Forest Grove, Oregon or Loveland, Colorado to any Person or cause such facilities to be relocated outside of the United States of America.

11.  EVENTS OF DEFAULT

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) (i) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 7.3, 8.5 or 10; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
     (a), (b) and (c) of this Section 11) or in any other Operative Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in any Operative Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest or other amount due in respect of Debt in an aggregate outstanding amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before the stated maturity thereof or before the regularly scheduled dates of payment thereof, or (iii) as a consequence of the occurrence or continuation of any event or condition, (x) the Company or any Subsidiary has become obligated to purchase or repay before the regular maturity thereof or before the regularly scheduled dates of payment therefor any Debt in an aggregate outstanding amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay any Debt in an aggregate outstanding amount of at least $5,000,000; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
     (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
     (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 are rendered against one or more of the Company or any Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
     (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

12.1. ACCELERATION

          (a) If an Event of Default described in paragraph (g) or (h) of
Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time, at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. OTHER REMEDIES

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Operative Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. RESCISSION

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company delivered within 90 days after the date such Notes have been so declared due and payable, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant to this Agreement or any of the other Operative Documents. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any other Operative Document upon any holder of any Note shall be exclusive of any other right, power or remedy referred to herein or in any of the other Operative Documents or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

13.1. REGISTRATION OF NOTES

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. TRANSFER AND EXCHANGE OF NOTES

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Each holder of a Note hereby agrees not to transfer such Note to a competitor of the Company without the Company's prior written consent, it being understood that no financial institution or institutional investor shall be deemed to be a competitor of the Company for purposes of this section 13.2.

13.3. REPLACEMENT OF NOTES

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES

14.1. PLACE OF PAYMENT

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Forest Grove, Oregon, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2. HOME OFFICE PAYMENT

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note or in any other Operative Document to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.  EXPENSES, ETC.

15.1. TRANSACTION EXPENSES

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or any other Operative Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Operative Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Operative Document, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and/or by any other Operative Document. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2. SURVIVAL

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any other Operative Document, and the termination of this Agreement and each of the other Operative Documents.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Operative Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the other Operative Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER

17.1. REQUIREMENTS

          This Agreement, the Notes and, unless explicitly provided otherwise therein, each of the other Operative Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. SOLICITATION OF HOLDERS OF NOTES

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any of the other Operative Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of any of the other Operative Documents unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any holder of such Note. As used herein or in any of the other Operative Documents, the term "THIS AGREEMENT" and references thereto (and analogous references to any other Operative Document) shall mean this Agreement (or such other Operative Document) as it may from time to time be amended or supplemented.

17.4. NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Operative Document, or have directed the taking of any action provided herein or in any other Operative Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES

          All notices and communications provided for hereunder or, unless expressly provided otherwise therein, under any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to it at its address set forth at the beginning hereof to the attention of the Chief Financial Officer of the Company, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS

          This Agreement, each of the other Operative Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any of the other Operative Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (including anyone for whom you act as investment advisor or manager) (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process that requires disclosure of the Confidential Information, (y) in connection with any litigation to which you are a party that requires disclosure of the Confidential Information or
(z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the other Operative Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or any of the other Operative Documents or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER

          You shall have the right to substitute any one of your Affiliates or any other Person for whom you act as an investment advisor or manager (hereinafter a "SUBSTITUTE PURCHASER") as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Substitute Purchaser, shall contain such Substitute Purchaser's agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section
6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Substitute Purchaser in lieu of you. In the event that such Substitute Purchaser is so substituted as a purchaser hereunder and such Substitute Purchaser thereafter transfers to you all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS

22.1. SUCCESSORS AND ASSIGNS

          All covenants and other agreements contained in this Agreement and in each of the other Operative Documents by or on behalf of any of the parties hereto and thereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2. PAYMENTS DUE ON NON-BUSINESS DAYS

          Anything in this Agreement or in any of the other Operative Documents to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3. SEVERABILITY

          Any provision of this Agreement or of any of the other Operative Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4. CONSTRUCTION

          Each covenant contained herein or in any of the other Operative Documents shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein or therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein or in any of the other Operative Documents refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5. COUNTERPARTS; HEADINGS

          This Agreement and, unless expressly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each such counterpart may consist of a number of copies thereof, each signed by less than all, but together signed by all, of the parties to such agreement or document. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

22.6. GOVERNING LAW

          This Agreement and, unless expressly provided otherwise therein, each of the other Operative Documents, shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of The Commonwealth of Massachusetts excluding choice-of-law principles of the law of such jurisdiction that would require the application of the law of a jurisdiction other than such jurisdiction.

22.7. CONSENT TO JURISDICTION

          The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or under any of the other Operative Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the address of the Company set forth in Section 18 or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, the Company agrees that nothing contained in this Section 22.7 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts.

22.8. WAIVER OF JURY TRIAL

          THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR UNDER ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

22.9. RULE 144A

          The Company will take, or will cause to be taken, such action as any holder of Notes may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Notes without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act.

         [The remainder of this page is left blank intentionally.]

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                  Very truly yours,

                                  MERIX CORPORATION

                                  By DEBORAH A. COLEMAN
                                     --------------------------------
                                     Deborah A. Coleman
                                     CEO and Chair

                                  By SAMUEL R. DESIMONE, JR.
                                     --------------------------------
                                     Samuel R. DeSimone, Jr.
                                     V.P. of Corporate Development
                                     and General Counsel

                                  By VALERIE ROSENFELD
                                     --------------------------------
                                     Valerie Rosenfeld
                                     V.P. and Treasurer

The foregoing is hereby
agreed to as of the date thereof.

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY

By DANA DONOVAN
   --------------------------------
   Dana Donovan
   Senior Investment Officer

JOHN HANCOCK VARIABLE LIFE
   INSURANCE COMPANY

By MARGARET STAPLETON
   --------------------------------
   Margaret Stapleton
   Vice President

MASSACHUSETTS MUTUAL LIFE
   INSURANCE COMPANY

By RICHARD C. MORRISON
   --------------------------------
   Richard C. Morrison
   Managing Director

CM LIFE INSURANCE COMPANY

By MARYANN MCCARTHY
   --------------------------------
   MaryAnn McCarthy
   Authorized Signatory

                                                                 SCHEDULE A
                                                                 ----------

                     INFORMATION RELATING TO PURCHASERS

                                                          Principal Amount(s) of
Name of Purchaser                                          Notes to be Purchased
-----------------                                          ---------------------

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY                                            $8,000,000

1. All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          Boston, Massachusetts  02110]
          Account of:  John Hancock Mutual Life Insurance Company
                       Private Placement Collection Account
          Account Number: 541-55417
          On Order of: Merix Corporation
                       PPN No. 590049 A* 3

2.   Contemporaneous with the above wire transfer, advice setting forth:

     (a) the full name, interest rate and maturity date of the Notes or other obligations;

     (b) allocation of payment between principal and interest and any special payment; and

     (c) name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10
          Telecopy No.: (617) 572-0628


                                Schedule A
                                ----------

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10
          Telecopy No.: (617) 572-0628

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Bond and Corporate Finance Dept. T-57
          Telecopy No.:  (617) 572-1606

5. A copy of the foregoing notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Investment Law Division, T-50
          Telecopy No.:  (617) 572-9268

6. All Notes to be acquired by the purchaser named above shall be registered in the name of:

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

7.   Tax I.D. No. 04-1414660


                                Schedule A
                                ----------

                                                          Principal Amount(s) of
Name of Purchaser                                          Notes to be Purchased
-----------------                                          ---------------------

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY
                                                              $13,000,000

1. All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          Boston, Massachusetts  02110
          Account of:  John Hancock Mutual Life Insurance Company
                       Private Placement Collection Account
          Account Number: 541-55417
          On Order of: Merix Corporation
                       PPN No. 590049 A* 3

2.   Contemporaneous with the above wire transfer, advice setting forth:

     (a) the full name, interest rate and maturity date of the Notes or other obligations;

     (b) allocation of payment between principal and interest and any special payment; and

     (c) name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10
          Telecopy No.: (617) 572-0628


                                Schedule A
                                ----------

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10
          Telecopy No.: (617) 572-0628

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Bond and Corporate Finance Dept. T-57
          Telecopy No.:  (617) 572-1606

5. A copy of the foregoing notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Investment Law Division, T-50
          Telecopy No.:  (617) 572-9268

6. All Notes to be acquired by the purchaser named above shall be registered in the name of:

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

7.   Tax I.D. No. 04-1414660


                                Schedule A
                                ----------

                                                          Principal Amount(s) of
Name of Purchaser                                          Notes to be Purchased
-----------------                                          ---------------------

JOHN HANCOCK VARIABLE LIFE
   INSURANCE COMPANY                                            $4,000,000

1. All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          Boston, Massachusetts  02110
          Account of:  John Hancock Mutual Life Insurance Company
                       Private Placement Collection Account
          Account Number: 541-55417
          On Order of: Merix Corporation
                       PPN No. 590049 A* 3

2.   Contemporaneous with the above wire transfer, advice setting forth:

     (a) the full name, interest rate and maturity date of the Notes or other obligations;

     (b) allocation of payment between principal and interest and any special payment; and

     (c) name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10
          Telecopy No.: (617) 572-0628


                                Schedule A
                                ----------

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10
          Telecopy No.: (617) 572-0628

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Bond and Corporate Finance Dept. T-57
          Telecopy No.:  (617) 572-1606

5. A copy of the foregoing notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Investment Law Division, T-50
          Telecopy No.:  (617) 572-9268

6. All Notes to be acquired by the purchaser named above shall be registered in the name of:

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

7.   Tax I.D. No. 04-2664016


                                Schedule A
                                ----------

                                                            Principal Amount of
Name of Purchaser                                          Notes to be Purchased

MASSACHUSETTS MUTUAL LIFE                                        $11,000,000
   INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts  01111-0001
Attn:    Securities Investment Division - Richard C. Morrison
Law Division - Jaqueline M. Hummel, Esq.

Payments
--------

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds not later than 12 noon, local time, on the applicable due date (identifying each payment as a payment of interest, principal, premium or other amount on the Merix Corporation 7.92% Senior Notes due September 15, 2003, to:

Citibank, N.A.
111 Wall Street
New York, NY  10043
ABA No. 021000089
For MassMutual Long Term Pool
Account No. 4067-3488
Re: Description of security; principal, interest, premium or other amount split

With concurrent telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at
(413) 744-3878.

Notices
-------

All notices and communications to be addressed as first provided above, except notices with respect to payments and corporate actions to be addressed to:

Attention:  Securities Custody and Collection Department, F 381

Tax Identification No.     04-1590850
----------------------

Notes to be
Registered in the Name:    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
-----------------------


                                Schedule A
                                ----------

                                                            Principal Amount of
Name of Purchaser                                          Notes to be Purchased
-----------------                                          ---------------------

MASSACHUSETTS MUTUAL LIFE                                       $3,000,000
   INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts  01111-0001
Attn:    Securities Investment Division - Richard C. Morrison
Law Division - Jaqueline M. Hummel, Esq.

Payments
--------

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds not later than 12 noon, local time, on the applicable due date (identifying each payment as a payment of interest, principal, premium or other amount on the Merix Corporation 7.92% Senior Notes due September 15, 2003, to:

Chase Manhattan Bank, N.A.
4 Chase MetroTech Center
New York, NY  10081
ABA No. 021000021
For MassMutual IFM Non-Traditional
Account No. 910-2509073
Re: Description of security; principal, interest, premium or other amount split

With concurrent telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at
(413) 744-3878.

Notices
-------

All notices and communications to be addressed as first provided above, except notices with respect to payments and corporate actions to be addressed to:

Attention:  Securities Custody and Collection Department, F 381

Tax Identification No.     04-1590850
----------------------

Notes to be
Registered in the Name:    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
-----------------------


                                Schedule A
                                ----------

                                                           Principal Amount of
Name of Purchaser                                         Notes to be Purchased
-----------------                                         ---------------------

CM LIFE INSURANCE COMPANY                                      $1,000,000
c/o MASSACHUSETTS MUTUAL LIFE
   INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts  01111-0001
Attn:    Securities Investment Division - Richard C. Morrison
Law Division - Jaqueline M. Hummel, Esq.

Payments
--------

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds not later than 12 noon, local time, on the applicable due date (identifying each payment as a payment of interest, principal, premium or other amount on the Merix Corporation 7.92% Senior Notes due September 15, 2003, to:

Citibank, N.A.
111 Wall Street
New York, NY  10043
ABA No. 021000089
For Segment 43 - Universal Life
Account No. 4068-6561
Re: Description of security; principal, interest, premium or other amount split

With concurrent telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at
(413) 744-3878.

Notices
-------

All notices and communications to be addressed as first provided above, except notices with respect to payments and corporate actions to be addressed to:

Attention:  Securities Custody and Collection Department, F 381

Tax Identification No.     06-104138
----------------------

Notes to be
Registered in the Name:    CM LIFE INSURANCE COMPANY
-----------------------


                                Schedule A
                                ----------

                                                                 SCHEDULE B
                                                                 ----------


                               DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" means, at any time, and with respect to any Person,
(a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, Massachusetts, New York, New York, or Portland, Oregon are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means Merix Corporation, an Oregon corporation.


                                Schedule B
                                ----------

          "CONFIDENTIAL INFORMATION" is defined in Section 20.

          "CONSOLIDATED ASSETS" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

          "CONSOLIDATED DEBT" means, at any time, the total of all Debt of the Company and its Subsidiaries outstanding at such time, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED INCOME AVAILABLE FOR INTEREST CHARGES" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Interest Charges and (b) taxes imposed on or measured by income or excess profits.

          "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that all extraordinary gains shall be excluded and all extraordinary losses shall be included.

          "CONSOLIDATED NET WORTH" means, at any time the sum of (a) the par value (or value stated on the books of the Company) of the capital stock (but excluding all capital stock Redeemable on or before September 30, 2003, treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (b) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus the book value of all Restricted Investments.

          "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Net Worth and Consolidated Debt at such time.


                                Schedule B
                                ----------

          "DEBT" means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capital Lease Obligations;

          (d) its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) Swaps of such Person;

          (g) its redemption obligations in respect of Redeemable capital stock;

          (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. For purposes of determining compliance with Section 10.3(j) clauses (iii) and (iv) of
Section 10.6(a), Debt shall be deemed not to include items (e), (f) or (g) above, or Guaranties thereof.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is 9.92% per annum.

          "DISPOSITION VALUE" means, at any time, with respect to any property:


                                Schedule B
                                ----------

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.


                                Schedule B
                                ----------

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

               (a) to purchase such indebtedness or obligation or any property constituting security therefor;

               (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

               (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note (and any Substitute Purchaser), (b) any holder of a Note holding more than 5% of the


                                Schedule B
                                ----------
aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

          "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (a) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company or of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Subsidiary to perform its obligations under any Operative Document to which it is a party, or (c) the validity or enforceability of any Operative Document.

          "MATERIAL SUBSIDIARY" is defined in Section 10.2.


                                Schedule B
                                ----------

          "MEMORANDUM" is defined in Section 5.3.

          "MERRILL LYNCH" is defined in Section 5.3.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          "NOTES" is defined in Section 1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OPERATIVE DOCUMENTS" means this Agreement, the Other Agreements, the Notes and each other agreement and instrument executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PREFERRED STOCK" means any class of capital stock of any Person that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.


                                Schedule B
                                ----------

          "REDEEMABLE" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

          (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or
(iii) upon the occurrence of a condition not solely within the control of such Person; or

          (b) convertible into other Redeemable capital stock.

          "REQUIRED HOLDERS" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "RESTRICTED INVESTMENTS" means all Investments except those made in compliance with the terms of the Merix Investment Policy dated June 1, 1994, as the same may be revised from time to time with the approval of the Audit and Finance Committee of the Company's Board of Directors, provided that, at the time of any such revision, a majority of the members of such committee shall be independent directors.

          "SEC" means the Securities and Exchange Commission or any successor thereto.

          "SECURITY" has the meaning set forth in Section 2(1) of the Securities Act of 1933, as amended.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, treasurer or corporate controller of the Company.

          "SOLVENT" as applied to any Person at any date means that on and as of such date (a) the book value of the assets of such Person is greater than the sum of the liabilities (determined in accordance with GAAP), and known contingent liabilities of such Person, (b) to the best of such Person's knowledge, the present fair salable value of the assets of such Person is not less than the amount that will be required to


                                Schedule B
                                ----------
pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. As used in this definition of "Solvent", "Person" means, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

          "SUBSIDIARY" means, as to any Person, any corporation, partnership, limited liability company, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

          "SUBSTITUTE PURCHASER" is defined in Section 21.

          "SUCCESSOR CORPORATION" is defined in Section 10.2.

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides


                                Schedule B
                                ----------
for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary of the Company all of the equity interests (except directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.


                                Schedule B
                                ----------

                                                                  EXHIBIT 1
                                                                  ---------


                              [FORM OF NOTE]


                             MERIX CORPORATION

                 7.92% SENIOR NOTE DUE SEPTEMBER 15, 2003

No. [_____]                                                          [Date]
$[________]                                                 PPN 590049 A* 3

          FOR VALUE RECEIVED, the undersigned, MERIX CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [____________________], or registered assigns, the principal sum of [____________________] DOLLARS on September 15, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.92% per annum from the date hereof, payable semiannually, on the 15th day of March and September in each year, commencing with [March 15, 1997/the first such date next succeeding the date hereof], until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at the rate of 9.92% per annum.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Forest Grove, Oregon, or at such other place as the Company shall have designated in written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to those certain Note Purchase Agreements, dated September 10, 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the institutional investors named therein and is entitled to the benefits thereof and of the other Operative Documents referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, (a) to have made the representations set forth in
Section 6.2 of the Note Purchase Agreements and (b) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

                                 Exhibit 1
                                 ---------

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer fully executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will made required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This
Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase
Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with, and shall be governed by, the law of The Commonwealth of Massachusetts excluding choice-of-law principles of the law of such jurisdiction that would require the application of the law of a jurisdiction other than such jurisdiction.

           [The remainder of this page is left blank intentionally.]


                                 Exhibit 1
                                 ---------

            IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the date first above written.

                        MERIX CORPORATION



                        By ______________________________
                                                  (Title)


                        By ______________________________
                                                  (Title)


                                 Exhibit 1
                                 ---------

                                     3